UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VERITEX HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Texas	27-0973566
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8214 Westchester Drive, Suite 400 Dallas, Texas	75225
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-198484

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the Common Stock, par value $0.01 per share (the “Common Stock”), of Veritex Holdings, Inc., a Texas corporation (the “Company”). The description of the Common Stock is set forth under the caption “Description of Capital Stock” in the prospectus subject to completion dated October 2, 2014 included in the Registration Statement on Form S-1 (Registration No. 333-198484; as amended, the “Registration Statement”) of the Company, originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 29, 2014, and is incorporated herein by reference. The description of the Common Stock set forth under the caption “Description of Capital Stock” in the prospectus to be filed by the Company with the Commission under Rule 424(b) of the Securities Act following the effective date of the Registration Statement shall be deemed to be incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.

Item 2. Exhibits.

No exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 8, 2014	VERITEX HOLDINGS, INC.

	By:	/s/ C. Malcolm Holland, III
	Name:	C. Malcolm Holland, III
	Title:	Chairman and Chief Executive Officer